                                  EXHIBIT 32.1
      DISCLOSURE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of United Bancorp, Inc. (the "Company") for the year ended December 31, 2006 (the "Report"), each of the undersigned, hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our respective knowledge and belief, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/S/ Robert K. Chapman                   March 8, 2007
-------------------------------------   Date
Robert K. Chapman
President and Chief Executive Officer
(Principal Executive Officer)


/S/ Dale L. Chadderdon                  March 8, 2007
-------------------------------------   Date
Dale L. Chadderdon
Executive Vice President & Chief
Financial Officer
(Principal Financial Officer)


                                     Page 36